EXHIBIT 5.1


STRYKER                                                      TWO PENN PLAZA EAST
TAMS & DILL LLP                                         NEWARK, NEW JERSEY 07105
                                                                  (973) 491-9500
                                                              FAX (973) 491-9692

                                                      TWO PENN PLAZA, SUITE 1500
                                                        NEW YORK, NEW YORK 10048
                                                                  (212) 292-5100

                                                        PLEASE REPLY TO:  NEWARK

                                December 26, 2002


National Fuel Gas Company
10 Lafayette Square
Buffalo, New York  14203

Ladies and Gentlemen:

     This opinion relates to the Registration Statement ("Registration Statement") on Form S-8 to be filed on or about the date hereof with the Securities and Exchange Commission ("SEC") by National Fuel Gas Company ("Company") under the Securities Act of 1933, as amended ("1933 Act"), pursuant to which the Company intends to register 4,000,000 shares of its common stock, $1.00 par value ("Stock"), together with the common stock purchase rights appurtenant thereto ("Rights" and together with the Stock, the "Shares"), for offer, issuance and delivery in connection with its Tax-Deferred Savings Plan for Non-Union Employees ("Plan"), we are of the opinion that:

     1. Your Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

     2. All requisite action necessary to make the authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken provided that:

         A.   An SEC order pursuant to the Public Utility Holding Company
Act of 1935, as amended (the "1935 Act"), relating to the issuance of such Stock in connection with the Plan shall be and remain effective and the Company shall have complied with the terms and conditions thereof;

         B. The Board of Directors of the Company ("Company Board"), or a duly appointed and authorized committee ("Authorized Board Committee") thereof, shall have taken appropriate action (i) to authorize and approve the issuance and delivery of such Stock in connection with the Plan, (ii) to fix or otherwise determine the consideration to be received therefor, and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary


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National Fuel Gas Company
December 26, 2002
Page 2


to consummate the authorization of the issuance and delivery of such Stock in connection with the Plan;

         C. Such Stock shall have been issued and delivered for the consideration contemplated in accordance with the terms and conditions of the Plan and as contemplated by the Registration Statement; and

         D. If such Stock is certificated, the certificates therefor shall have been duly executed, countersigned, registered and delivered.

     3. The Rights, when issued as contemplated by the Registration Statement and in accordance with the terms and conditions of the Rights Agreement, dated June 12, 1996, between the Company and Marine Midland Bank, as amended and restated by the Amended and Restated Rights Agreement, dated April 30, 1999 (as amended and restated, the "Rights Agreement"), between the Company and HSBC Bank USA, will be validly issued.

     The opinion set forth in paragraph 3 is limited to the valid issuance of the Rights under the corporation laws of the State of New Jersey. In this connection, we have not been asked to express and, accordingly, do not express, any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, or the enforceability of any particular provisions of the Rights Agreement.

     We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder.

                                         Very truly yours,

                                         /s/ Stryker, Tams & Dill LLP

                                         STRYKER, TAMS & DILL LLP